Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2010, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-168316) and related Prospectus of Cooper-Standard Holdings, Inc. dated November 15, 2010.

/s/ Ernst & Young

Detroit, MI

November 15, 2010